Exhibit (a)(5)(K)
LETTER OF TRANSMITTAL
to surrender share certificates of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
To the former holders of New York registered shares in N.V. Koninklijke Nederlandsche Petroleum Maatschappij (“Royal Dutch”):
On December 21, 2005, Royal Dutch and Shell Petroleum N.V. merged under Dutch law (the “Merger”). As a result of the Merger, Royal Dutch and your Royal Dutch shares have ceased to exist.
As cash consideration pursuant to the Merger exchange ratio, you are entitled to receive, upon proper surrender of your Royal Dutch share certificates, $61.8585 (the “Merger Consideration”) for each Royal Dutch share held by you immediately prior to the Merger. This amount represents the U.S. dollar equivalent of € 52.21 based on the noon buying rate for euro in the City of New York for cable transfers as certified for customs purposes and as announced by the Federal Reserve Bank of New York on December 20, 2005.
Our records indicate that you hold the Royal Dutch share certificates listed below. In order to receive the Merger Consideration, it will be necessary for you to submit your Royal Dutch share certificate(s) along with this Letter of Transmittal, properly completed and signed, to The Bank of New York, Paying Agent. Accompanying this Letter of Transmittal is an Instruction Booklet with directions for completing the Letter of Transmittal and a pre-addressed envelope for your use in returning your Royal Dutch share certificate(s). In the event that your Royal Dutch share certificate(s) have been lost, stolen or destroyed you must complete the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal.
The method of delivery of this Letter of Transmittal, the Royal Dutch share certificates and all other required documents is at your election and risk and will be deemed delivered only when actually received by the Paying Agent. If delivery is by mail, it is recommended that properly insured Registered Mail with return receipt requested be used. From overseas locations, the use of courier services may expedite receipt by the Paying Agent.
Please note that you should only use this Letter of Transmittal if you formerly held New York registered shares. Do not use the enclosed Letter of Transmittal if you formerly held Hague registered shares, bearer shares (including bearer share certificates with separate dividend coupons or k-stukken), or if you are an eligible UK resident shareholder that has made a valid election to receive loan notes in lieu of the Merger Consideration. Further, do not use this Letter of Transmittal in respect of Royal Dutch shares formerly held by you in uncertificated form through the Direct Registration System (“DRS”) or in the Dividend Reinvestment Plan (“DRIP”) administered by The Bank of New York. These shares have been automatically exchanged for the Merger Consideration and checks were mailed in respect of such shares under separate cover to applicable holders’ addresses of record shortly after the effective date of the Merger.
Please read the accompanying Instruction Booklet carefully. If you have any further questions on completing the Letter of Transmittal please contact The Bank of New York, toll-free, at 1 888 737 2377. If you are outside the U.S. you may call collect at +1 212 815 3700.
▼ DETACH CARD HERE ▼

LETTER OF TRANSMITTAL
This Letter of Transmittal must accompany share certificates of Royal Dutch in order for you to receive the Merger Consideration you are entitled to as a result of the Merger. By signing and returning this Letter of Transmittal, you represent and warrant to Royal Dutch Shell plc, Shell Petroleum N.V. and the Paying Agent that you are the exclusive owner of the Royal Dutch share certificates surrendered with the Letter of Transmittal, have full power and authority to deliver, sign and transfer the Royal Dutch share certificate(s) so delivered and are entitled to all rights evidenced by such Royal Dutch share certificate(s), and such Royal Dutch share certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances. In addition, by signing and returning this Letter of Transmittal, you agree that you will execute and deliver any additional documents reasonably deemed appropriate or necessary by the Paying Agent in connection with the delivery of your certificate(s). In addition, by signing and returning this Letter of Transmittal, you appoint the Paying Agent as your agent to effect the submission of the Royal Dutch share certificate(s) submitted with this Letter of Transmittal for the Merger Consideration. All authority conferred or agreed to be conferred in this Letter of Transmittal (and related instructions) shall be binding upon you and all of your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

Total Shares

Return this card along with your share certificate(s) in the enclosed envelope to:
The Bank of New York
Reorganization Services
P.O. Box 11248
New York, N.Y. 10286-1248

Change address as necessary.

SIGNATURE: Card must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to sign on behalf of registered holder(s) by documents transmitted herewith
Daytime Telephone Number ________________________________
___________________________    ____________________
Date         Share Owner sign here           Co-Owner sign here

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)
THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE
YOUR ROYAL DUTCH SHARE CERTIFICATE(S). SEE INSTRUCTION 5

NAME OF SHAREHOLDER
ADDRESS
CITY/STATE/ZIP
CERTIFICATE NUMBER(S)        ______________________________for ______________________________share(s)
           ______________________________for ______________________________share(s)
           ______________________________for ______________________________share(s)
(If any number is unknown, leave space blank.)
The undersigned person(s) hereby certifies that: I am the lawful owner of the above described Royal Dutch share certificate(s). The Royal Dutch share certificate(s) have not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the Royal Dutch share certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the receipt of the Merger Consideration for the Royal Dutch shares held by me immediately prior to the Merger without surrender of the Royal Dutch share certificate(s) representing such Royal Dutch shares. I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages, and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under or on account of such Royal Dutch share certificates, including without limitation any claim to ownership of the Royal Dutch shares represented thereby or to any dividend or distribution in respect of any such Royal Dutch shares under its Indemnity Bond No. 104503920. I hereby agree to surrender the Royal Dutch share certificate(s) for cancellation should I, at any time, find the Royal Dutch share certificate(s).
Signature of Shareholder (Affiant) ________________________________
Signature of Co-Shareholder (Co-Affiant) ______________________________
Signed this __________day of __________, 200__________
Notary Public (Affix Notarial Seal) ___________________________________________________________________________
(Notary required for all certificates in respect of more than 200 Royal Dutch shares)
STATE OF __________COUNTRY OF ____________________

Substitute Form W-9
See Instruction 6

Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (“IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN) AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Signature ____________________

Name ______________________

Address _____________________

Date _______________________
Part 2 — ☐
TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE AND COMPLETE THE CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER BELOW

Part 3 — ☐

EXEMPT PAYEE

Department of the Treasury, Internal Revenue Service

Payer’s Request for Taxpayer Identification
Number
(TIN)
SPECIAL PAYMENT INSTRUCTIONS
Medallion Guarantee Required
A check for your Merger Consideration will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see Instruction 7.
Issue to:
NAME: _____________________________________________________________
(Please Print)
ADDRESS: __________________________________________________________

(Include Zip Code)

(Employer Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS
A check for your Merger Consideration will be mailed to the address shown on the FRONT of his form (or to the person and address listed above) unless otherwise instructed below; see Instruction 8. Mail to:
NAME: _____________________________________________________________
(Please Print)
ADDRESS: __________________________________________________________

(Include Zip Code)

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under the penalty of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a TIN.
Signature ______________________________Date ______________________________Name______________________________
(Please Print)